EXHIBIT 10.18

AMENDMENT TO SHARE EXCHANGE AND ACQUISITION AGREEMENT

    AMENDMENT, DATED AS OF DECEMBER 31, 2011, TO SHARE EXCHANGE AND ACQUISITION AGREEMENT, dated as of May 16, 2011 (“Acquisition Agreement”), made by and among Diversified Global Holdings Group, Inc., a Florida corporation (“DGHG”), Banyan Development LLC, a Florida limited company (“BANYAN”), and the owner(s) of BANYAN set forth on the signature pages to this Amendment (collectively, the “BANYAN Owners” or “Owners”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Acquisition Agreement.

    WHEREAS, DGHG, BANYAN and the BANYAN Owners are parties (“Party” or “Parties”) to that certain Acquisition Agreement, dated May 16, 2011;

    WHEREAS, the acquisition of BANYAN as contemplated by the Acquisition Agreement has not been completed as of December 31, 2011; and

    WHEREAS, DGHG, BANYAN and the BANYAN Owners have determined and agreed that DGHG and BANYAN shall not proceed with the acquisition of BANYAN and that the Acquisition Agreement shall be terminated; and

    WHEREAS, DGHG, BANYAN and the BANYAN Owners, in accordance with the terms and conditions of the Acquisition Agreement, hereby approve the termination of the Acquisition Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and by their respective execution of this Agreement, DGHG, BANYAN and the BANYAN Owners agree that:

1.	In accordance with the provisions of Section 9.1 of the Acquisition Agreement, the Acquisition Agreement shall terminated effective December 31, 2011 (“Effective Date”).

2.
The Banyan Owners shall cause redelivery to DGHG’s transfer agent of the Share Certificates representing 11,928,000 shares of Common Stock of DGHG issued and held in escrow in connection with the Acquisition Agreement and to have been released from escrow upon satisfaction of closing conditions in the Acquisition Agreement.  Such Share Certificates shall be cancelled and the shares of Common Stock represented thereby shall be restored to the status of authorized and unissued shares.

3.
No Party to the Acquisition Agreement shall have any liability to any other Party under the Acquisition Agreement, and all obligations of each such Party under the Acquisition Agreement shall be terminated and of no further force and effect as of the Effective Date.

IN WITNESS WHEREOF, each of the parties have signed or have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

By: /s/ Richard Lloyd
Name: Richard Lloyd
Title: Chief Executive Officer

BANYAN DEVELOPMENT  LLC.

By: /s/ Andrew Cohen
Name: Andrew Cohen
Title: President

BANYAN OWNER

KASSKO Trust #3 U/A Dated 2/14/06

By: /s/ Andrew Cohen
Andrew Cohen, Trustee

By: /s/ Evan Brody
Evan Brody, Trustee

By: /s/ William Rheuban
William Rheuban, Trustee